As filed with the Securities and Exchange Commission on August 11, 2004

Registration No.

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SeraCare Life Sciences, Inc.

(Exact Name of Registrant as Specified in Its Charter)

California	33-0056054
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

1935 Avenida del Oro, Suite F

Oceanside, California 92056

(Address, Including Zip Code, of Principal Executive Offices)

SeraCare Life Sciences, Inc.

2001 Stock Incentive Plan

(Full Title of the Plan)

Tim Hart, Chief Financial Officer

SeraCare Life Sciences, Inc.

1935 Avenida del Oro, Suite F

Oceanside, California 92056

(760) 806-8922

(Name, Address and Telephone Number, Including Area Code, of Agent For Service)

COPY TO:

David A. Krinsky, Esq.

O’Melveny & Myers LLP

610 Newport Center Drive, Suite 1700

Newport Beach, California 92660

CALCULATION OF REGISTRATION FEE

Title Of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Unit(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Common Stock, no par value per share	500,000(1) shares	$11.00(2)	$5,500,000.00(2)	$696.85(2)

(1)	This Registration Statement covers, in addition to the number of shares of SeraCare Life Sciences, Inc., a California corporation (the “Company”), common stock, no par value per share (the “Common Stock”), stated above, options and other rights to purchase or acquire the shares of Common Stock covered by this Registration Statement and, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the “Securities Act”), an additional indeterminate number of shares, options and rights that may be offered or issued pursuant to the SeraCare Life Sciences, Inc. 2001 Stock Incentive Plan (the “Plan”) as a result of one or more adjustments under the Plan to prevent dilution resulting from one or more stock splits, stock dividends or similar transactions.

(2)	Pursuant to Rule 457(h), the maximum offering price, per share and in the aggregate, and the registration fee were calculated based upon the average of the high and low prices of the Common Stock on August 9, 2004, as quoted on the Nasdaq National Market.

The Exhibit Index for this Registration Statement is at page 6.

EXPLANATORY NOTE

This Registration Statement is filed by the Company to register additional securities issuable pursuant to the Plan and consists of only those items required by General Instruction E to Form S-8.

PART I

INFORMATION REQUIRED IN THE

SECTION 10(a) PROSPECTUS

The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants as specified by Securities Act Rule 428(b)(1).

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PART II

INFORMATION REQUIRED IN THE

REGISTRATION STATEMENT

Item 3.	Incorporation of Certain Documents by Reference

The following documents of the Company filed with the Securities and Exchange Commission (the “Commission”) are incorporated herein by reference:

(a)	The Company’s Annual Report on Form 10-K for its fiscal year ended September 30, 2003, filed with the Commission on December 23, 2003 (Commission File No. 000-33045);

(b)	The Company’s Quarterly Reports on Form 10-Q for its fiscal quarters ended March 31, 2004 and December 31, 2003, filed with the Commission on May 11, 2004 and February 17, 2004, respectively (Commission File No. 000-33045);

(c)	The Company’s Current Reports on Form 8-K, filed with the Commission on July 9, 2004, June 4, 2004 (as amended on August 11, 2004), April 16, 2004, February 20, 2004 and October 10, 2003 (each, Commission File No. 000-33045); and

(d)	The Company’s Registration Statement on Form S-8 relating to the Plan, filed with the Commission on November 20, 2003 (Commission File No. 333-110633).

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.

Item 5.	Interests of Named Experts and Counsel

Not applicable.

Item 8.	Exhibits

See the attached Exhibit Index at page 6, which is incorporated herein by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oceanside, State of California, on August 11, 2004.

By:	/s/ Michael F. Crowley, Jr.
Michael F. Crowley, Jr., President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Michael F. Crowley, Jr. and Tim T. Hart, and each of them, acting individually and without the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them individually, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Barry D. Plost Barry D. Plost	Chairman of the Board	August 11, 2004

/s/ Michael F. Crowley, Jr. Michael F. Crowley, Jr.	Director, President and Chief Executive Officer (Principal Executive Officer)	August 11, 2004

/s/ Tim T. Hart Tim T. Hart	Chief Financial Officer (Principal Financial and Accounting Officer)	August 11, 2004

/s/ Jerry L. Burdick Jerry L. Burdick	Director and Secretary	August 11, 2004

/s/ Samuel Anderson Samuel Anderson	Director	August 11, 2004

/s/ Robert J. Cresci Robert J. Cresci	Director	August 11, 2004

/s/ Ezzat Jallad Ezzat Jallad	Director	August 11, 2004

/s/ Dr. Bernard Kasten Dr. Bernard Kasten	Director	August 11, 2004

/s/ Dr. Nelson Teng Dr. Nelson Teng	Director	August 11, 2004

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

4.1	SeraCare Life Sciences, Inc. 2001 Stock Incentive Plan. (Filed as Exhibit 4 to the Company’s Registration Statement on Form S-8 filed with the Commission on November 20, 2003 (Commission File No. 333-110633) and incorporated herein by this reference.)

4.2	Form of SeraCare Life Sciences, Inc. common stock certificate.

5.	Opinion of O’Melveny & Myers LLP.

23.1	Consent of KPMG LLP.

23.2	Consent of BDO Seidman, LLP.

23.3	Consent of Deloitte & Touche LLP.

23.4	Consent of Counsel (included in Exhibit 5).

24.	Power of Attorney (included in this Registration Statement under “Signatures”).

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